THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE MAKER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

                             SECURED PROMISSORY NOTE

USD $150,000.00                                                  May 23 , 2005


      FOR VALUED RECEIVED, Identica Corp., an Ontario, Canada corporation ("Payor"), promises to pay to eRoomSystem Technologies, Inc. a Nevada corporation at 1072 Madison Avenue, Lakewood, NJ 08701 ("Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of One Hundred Fifty Thousand and 00/100 (USD $150,000.00) United States Dollars with interest accruing on the unpaid principal balance commencing on the date that is twenty four (24) months from the date hereof at the rate of ten (10%) percent per annum. The entire principal and accrued interest under this promissory note (the "Note") shall be paid on the date that is twenty five (25) months from the date hereof.

      The unpaid principal due hereunder, together with accrued and unpaid interest thereon, shall, at the election of Payee, become immediately due and payable upon the occurrence of any of the following events ("Event of Default"):

            (i) Failure of Payor to make any payment required hereunder and such failure continues for twenty (20) business days after Payor receives written notice from Payee of such failure;

            (ii) Payor shall make an assignment for the benefit of creditors, or appoint a committee of any creditors or a liquidating agent; and

            (iii) Filing against Payor of any proceeding in bankruptcy or any proceeding, suit, or action (at law, in equity or under any provisions of the bankruptcy act or amendments thereto) for reorganization, composition with creditors, arrangement, receivership, liquidation, dissolution, or similar relief, which is not discontinued within sixty (60) days from the date of filing.

      This Note is secured by a security interest in all of the assets of Payor. This security interest ranks senior to all other security interests that may be hereafter created in the assets of Payor, except that it shall be subordinate and junior to any security interest that may be hereafter created in any of Payor's assets in the favor of any asset-based lender, and this Note shall be subordinate and junior in right of payment to the prior payment in full of all indebtedness to any asset-based lender. From time to time after the date hereof, Payee shall take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, as requested by Payor, to make the security interest of Payee subordinate and junior to a security interest in favor of, and any indebtedness owed to, any asset-based lender.

      This Note may be prepaid by Payor, in whole or in part, at any time prior to the date that is twenty four (24) months from the date hereof, without penalty.

      Payor hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

      In the event of a default in the payment of this Note, Payor shall pay Payee's reasonable costs and expenses of collection, including attorneys' fees and costs.

      This Note shall be construed, performed, and enforced in accordance with the laws of the State of New Jersey.

      This Note shall be binding upon and inure to the benefit of Payor and Payee and their permitted successors and assigns.

      IN WITNESS WHEREOF, Payor has executed this Secured Promissory Note the day and year first above written.

                                          IDENTICA CORP.

                                          By: /s/ Terry Wheeler
                                              ----------------------------------
                                          Name: Terry Wheeler
                                                --------------------------------
                                          Title: President
                                                 -------------------------------

                                          By: /s/ Francine Foster
                                              ----------------------------------

                                          Name: Francine Foster
                                                --------------------------------

                                          Title: Secretary
                                                --------------------------------